EXHIBIT (M)(XVII) UNDER FORM N-1A
                                              EXHIBIT 1 UNDER ITEM 601/ REG. S-K

                                    EXHIBIT R

                                     to the

                                Distribution Plan

                             FEDERATED EQUITY FUNDS

                        FEDERATED MARKET OPPORTUNITY FUND

                                 CLASS A SHARES

      This Distribution Plan is adopted by Federated Equity Funds with respect to the Class of Shares of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Class A Shares of Federated Market Opportunity Fund held during the month.

      Witness the due execution hereof this 29th day of November, 2000.

                                    FEDERATED EQUITY FUNDS

                                    By:  /S/ J. CHRISTOPHER DONAHUE
                                       ---------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  Executive Vice President

                                    EXHIBIT S

                                     to the

                                Distribution Plan

                             FEDERATED EQUITY FUNDS

                        FEDERATED MARKET OPPORTUNITY FUND

                                 CLASS C SHARES

      This Distribution Plan is adopted by Federated Equity Funds with respect to the Class of Shares of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class C Shares of Federated Market Opportunity Fund held during the month.

      Witness the due execution hereof this 29th day of November, 2000.

                                    FEDERATED EQUITY FUNDS

                                    By:  /S/ J. CHRISTOPHER DONAHUE
                                       ---------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  Executive Vice President